Exhibit 32.1
THE LUBRIZOL CORPORATION
Certification of Chief Executive Officer and Chief Financial Officer of
The Lubrizol Corporation Pursuant to 18 U.S.C. Section 1350
I certify that, to the best of my knowledge and belief, the Quarterly Report on Form 10-Q of The Lubrizol Corporation for the period ending June 30, 2009:
(1)	fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of The Lubrizol Corporation.

/s/ James L. Hambrick
James L. Hambrick
Chief Executive Officer and President
August 7, 2009
I certify that, to the best of my knowledge and belief, the Quarterly Report on Form 10-Q of The Lubrizol Corporation for the period ending June 30, 2009:
(1)	fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of The Lubrizol Corporation.

/s/ Charles P. Cooley
Charles P. Cooley
Chief Financial Officer
August 7, 2009